Exhibit 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 1995 (except for Note 4, as to which the date is August 16, 1995), appearing in Star Multi Care Services, Inc.'s annual report on Form 10-KSB for the fiscal year ended May 31, 1995.



/s/ Holtz Rubenstein & Co., LLP
Holtz Rubenstein & Co., LLP
Melville, New York
June 14, 1996